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                                                                   EXHIBIT 23.3

                         CONSENT OF FINANCIAL ADVISOR

  As financial advisor to US WATS, Inc., we hereby consent to the inclusion of our fairness opinion addressed to the Board of Directors of US WATS, Inc. and dated October 27, 1997 in this registration statement onForm S-4, and to all references to our Firm and summaries of such fairness opinion included in this registration statement, and the Proxy Statement/Prospectus included therein.

Bengur Bryan & Co., Inc.
Baltimore, Maryland

January 20, 1998